certification [Exhibit 99.906CERT]

Kevin E. Wolf, Principal Executive Officer/President, and Erik Naviloff, Principal Financial Officer/Treasurer of Northern Lights Fund Trust II (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2024, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

s/ Kevin E. Wolf	/s/ Erik Naviloff
Kevin E. Wolf	Erik Naviloff
Principal Executive Officer/President	Principal Financial Officer/Treasurer

Date:	8.5.24	Date:	8.5.24

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.